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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               _________________


                                    FORM 8-K


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15 (d)
                                     of the
                        Securities Exchange Act of 1934


                                 June 19, 1996
                                (Date of Report)



              ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                               71-0675758
(State of Incorporation)        (I.R.S. Employer Identification No.)

                                    1-10367
                             (Commission File No.)


               206 1/2 E. Emma Avenue, Springdale, Arkansas 72764
                   P.O. Box 1237, Springdale, Arkansas 72765
                    (Address of principal executive offices)
                                 (501) 750-1299
                        (Registrant's telephone number)

 ................................................................................

                  901 W. Robinson, Springdale, Arkansas 72764
                                (Former address)

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                       INFORMATION INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

Advanced Environmental Recycling Technologies, Inc. (the "Company" or "AERT") on June 19, 1996, received a decision from the United States Court of Appeals for the Federal Circuit regarding the Company's appeal of an earlier decision by the United States Delaware District Court involving patent litigation initiated against the Company by Mobil Corporation.

In February 1994, in a previous action, a Delaware jury found that four AERT composite patents were invalid and unenforceable and that inequitable conduct had been committed by the Company's inventors/attorneys. (See the Company's Form 10-Q for the quarter ended March 31, 1996 under "Legal Proceedings".)

The Appeals Court affirmed the judgment of the lower court that two of the four AERT patents in the suit were invalid and unenforceable, however, the Appeals Court reversed the lower Court's decision and vacated the judgment on two of AERT's patents in the suit.

The Company is currently evaluating the Appeals Court's decision and has until September 12, 1996 to petition to the Supreme Court on this action.

This decision did not address the two pending motions in the litigation which involve the Company's motion for a new trial based upon discovery misconduct and Mobil's motion for attorneys' fees against the Company. Both of the motions are currently stayed before the Delaware District Court.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.



     /s/  Joe G. Brooks
     Joe G. Brooks, President

DATE:  July 8, 1996

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